Exhibit 10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of March 7, 2008 (this “Amendment”), by and among MCCORMICK & SCHMICK ACQUISITION CORP., a Delaware corporation (“MSAC”) and THE BOATHOUSE RESTAURANTS OF CANADA, INC., a British Columbia corporation (collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (in such capacity, the “Administrative Agent”), amends certain provisions of the Amended and Restated Revolving Credit Agreement, dated as of December 28, 2007 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders, the Administrative Agent and BANC OF AMERICA SECURITIES LLC, as sole lead arranger. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, both the Borrowers and the Lender desire to amend the definition of Consolidated EBITDA in the Credit Agreement; and

WHEREAS, the parties have agreed to amend such definition as more fully provided herein below;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.1. Amendment to §1.1 of the Credit Agreement (Definitions). §1.1 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated EBITDA” therein and substituting the following definition of “Consolidated EBITDA” therefore:

“Consolidated EBITDA. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Pre-Tax Income of the Borrowers and their Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person’s Consolidated Pre-Tax Income and without duplication, (i) depreciation and amortization for such period, plus (ii) Consolidated Restaurant Pre-Opening Costs for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) non-cash charges for rental expenses for such period, plus (v) net losses from sales of assets, whether or not extraordinary (excluding sales in the ordinary course of business), plus (vi) non-cash impairment charges in connection with the impairment or disposal of long-lived assets (including in connection with the closure of restaurants) in accordance with Financial Accounting Standard Board Statement No. 144, plus (vii) for any Reference Period ending on or before the end of FQ3 2008, settlement payments in connection with any of the pending litigation listed in Schedule 8.7 of the Credit Agreement as of the date hereof, provided that the aggregate amount of any such settlement payments which may be added back to Consolidated Pre-Tax Income pursuant to this clause (vii) shall not exceed $2,200,000, and minus (c) to the extent not deducted in the calculation of Consolidated Pre-Tax Income, (i) GAAP deferred rent credits for such period and (ii) net gains on sales of assets, whether or not extraordinary (excluding sales in the ordinary course of business), and other extraordinary gains.”

1.2. Conditions to Effectiveness. Upon the Administrative Agent’s receipt of a counterpart signature page to this Amendment duly executed and delivered by each of the Borrowers and the Required Lenders, this Amendment shall be deemed to be effective retroactively to December 28, 2007.

1.3. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Representations and Warranties in the Credit Agreement. The representations and warranties of each of the Borrowers contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions or events contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date.

(b) Ratification, Etc. Except as expressly amended or waived hereby, the Credit Agreement and the other Loan Documents, and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement shall, together with this Amendment, be read and construed as a single agreement. All references to the Credit Agreement in the Credit Agreement, the Loan Documents or any related agreement or instrument shall hereafter refer to the Credit Agreement as amended hereby.

(c) Authority, Etc. The execution and delivery by each of the Borrowers of this Amendment and the performance by such Person of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate, limited partnership or limited liability company authority, as applicable, of such Person and have been duly authorized by all necessary entity proceedings on the part of such Person.

(d) Enforceability of Obligations. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of each of the Borrowers enforceable against such Person in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(e) No Default. No Default or Event of Default has occurred and is continuing.

1.4. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall (a) be construed to imply a willingness on the part of the Administrative Agent or the Lenders to grant any similar or other future amendment, waiver or consent of any of the terms and conditions of the Credit Agreement or the other Loan Documents or (b)

in any way prejudice, impair or effect any rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents.

1.5. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

1.6. Expenses. Pursuant to §17.2 of the Credit Agreement, and subject to §6.12(i) of the Credit Agreement, all out of pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment, including the reasonable fees, charges and disbursements of legal counsel for the Administrative Agent in producing, reproducing and negotiating the Amendment, will be for the account of the Borrowers whether or not the transactions contemplated by this Amendment are consummated.

1.7. Miscellaneous. THIS AMENDMENT IS A CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

MCCORMICK & SCHMICK ACQUISITION CORP.

By:	/s/ Emanuel N. Hilario
Name: Emanuel N. Hilario Title: Chief Financial Officer

THE BOATHOUSE RESTAURANTS OF CANADA, INC.

By:	/s/ Emanuel N. Hilario
Name: Emanuel N. Hilario Title: Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kalens Herold
Name: Kalens Herold Title: Assistant Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ John H. Schmidt
Name: John H. Schmidt Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/Anthony D. Braxton
Name: Anthony D. Braxton Title: Director

JPMORGAN CHASE BANK, as Lender

By:	/s/ Sanjna Daphtary
Name: Sanjna Daphtary Title: Vice President